UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2019

Applied BioSciences Corp.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-55523

(Commission File Number)

81-1699502

(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 1000

Beverly Hills, California 90212

(Address of principal executive offices)(Zip Code)

(310) 356-7374

Registrant’s telephone number, including area code

___________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-looking Statements

Statements in Exhibit 99.1 to this Current Report on Form 8-K may be forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions, as they relate to Applied Biosciences Corp. (the “Company”) or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as (i) the development and protection of our brands and other intellectual property, (ii) the need to raise capital to meet business requirements, (iii) significant fluctuations in marketing expenses, (iv) the ability to achieve and expand significant levels of revenues, or recognize net income, from the sale of our products and services, (v) the Company’s ability to conduct the business if there are changes in laws, regulations, or government policies related to cannabis, (vi) management’s ability to attract and maintain qualified personnel necessary for the development and commercialization of its planned products, (vii) general industry and market conditions and growth rates, and general economic conditions, and (viii) other information that may be detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of Form 8-K.

2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Effective October 3, 2019, Dr. Michael Beaubaire was appointed a director of Applied BioSciences Corp.

Dr. Beaubaire, age 51, has been the Principal of Beaubaire LLC since 2002. Beaubaire LLC is a life science and healthcare advisory company providing investing and portfolio management, business development execution, strategic consulting and capital raising services to established equity funds, consulting organizations and start-up companies. From June 2017 to July 2019, Dr. Beaubaire served as Chief Executive Officer and a director of Immunomodulation Inc., a privately held biopharmaceutical company. Dr. Beaubaire also served as Chair of the Scientific Advisory Board and Co-Head of Healthcare Investing, of Lincoln Park Capital, a privately held investment company, from 2011 to 2018. In 1990, Dr. Beaubaire graduated with a BA (Biological Basis of Behavior) and a BS (Economics) from the University of Pennsylvania, and graduated with a MD from Northwestern School of Medicine in 1995. Dr. Beaubaire’s background and experience in life sciences, healthcare, medicine and finance led to our conclusion that Dr. Beaubaire should be serving as a member of our board of directors in light of our business and structure.

On August 21, 2019, we entered into a Board Service Agreement with Dr. Beaubaire, as amended on October 3, 2019 (the “Service Agreement”). Pursuant to the Service Agreement, Dr. Beaubaire will serve as a director of the Company for a term of one year, and the Company will pay Dr. Beaubaire $40,000 and 75,000 shares of common stock of the Company, which shares are subject to a leak-out provision whereby Dr. Beaubaire has agreed that he will not offer, sell, contract to sell, pledge, give, donate, transfer or otherwise dispose of, directly or indirectly, more than 2,083 shares per month for a term of three years. The Service Agreement also obligates the Company to indemnify Dr. Beaubaire for claims against him that may arise in connection with the performance of his duties as a director for the Company. Dr. Beaubaire does not have any other agreement, arrangement or understanding with the Company.

Item 7.01 Regulation FD Disclosure.

On October 7, 2019, the Company issued a press release announcing that Dr. Beaubaire had been appointed a director of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, and in Exhibit 99.1, referenced herein is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act or incorporated by reference in any filing under the Securities Act, unless the Company expressly so incorporates such information by reference.

3

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

10.1	Board Service Agreement by and between Applied BioSciences Corp. and Dr. Michael Beaubaire, dated August 21, 2019.
10.2	Amendment No. 1 to Board Service Agreement by and between Applied BioSciences Corp. and Dr. Michael Beaubaire, dated October 3, 2019.
99.1	Press Release dated October 7, 2019.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied BioSciences Corp.

Date: October 7, 2019	By:	/s/ Raymond W. Urbanski
	Name:	Raymond W. Urbanski
	Title:	Chief Executive Officer

5